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                       BROWN, CUMMINS & BROWN CO., L.P.A.
                         ATTORNEYS AND COUNSELORS AT LAW
                                3500 CAREW TOWER
J. W. BROWN (1911-1995)          441 VINE STREET             JOANN M. STRASSER
JAMES R. CUMMINS             Cincinnati, Ohio 45202          AARON A. VANDERLAAN
ROBERT S BROWN               TELEPHONE (513) 381-2121
DONALD S. MENDELSOHN        TELECOPIER (513) 381-2125            OF COUNSEL
LYNNE SKILKEN                                                GILBERT BETTMAN
AMY G. APPLEGATE
KATHRYN KNUE PRZYWARA
MELANIE S. CORWIN
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                                November 12, 1999

AmeriPrime Funds
1793 Kingswood Drive
Southlake, Texas 76092

RE:      AMERIPRIME FUNDS,  FILE NOS. 33-96826 AND 811-9096

Gentlemen:

     Legal opinions that we prepared were filed with Post-Effective Amendment No. 9 and Post-Effective Amendment No. 29 (the "Legal Opinions") to the Registration Statement. We hereby give you our consent to incorporate by reference the Legal Opinions into Post-Effective Amendment No. 32 to your Registration Statement (the "Amendment"), and consent to all references to us in the Amendment.

                                Very truly yours,

                                ______/s/________________________
                                Brown, Cummins & Brown Co., L.P.A.